January 29, 2024
FOR IMMEDIATE RELEASE

HEARTLAND FINANCIAL USA, INC. ("HTLF") REPORTS ANNUAL EARNINGS AND FOURTH QUARTER RESULTS AS OF DECEMBER 31, 2023

Fourth Quarter Highlights
▪	Net loss available to common stockholders of ($72.4) million or ($1.69) per diluted common share.
▪	Adjusted earnings available to common stockholders of $45.6 million, or $1.06 per diluted common share (non-GAAP), which excludes losses related to balance sheet repositioning, losses on sale or write-down of assets, FDIC special assessment expense, and restructuring costs.
▪	Loan growth of $196.2 million or 2%.
▪	Average customer deposits grew $270.7 million or 2%.
▪	Common equity ratio increased to 9.27%; Tangible common equity ratio (non-GAAP) improved 80 basis points to 6.53%.
▪	Net interest margin, fully tax-equivalent (non-GAAP) improved 34 basis points to 3.52%.
▪	Consolidated final charter, with an expense of $1.3 million in the quarter, and initiated HTLF 3.0, the Company's new strategic plan which includes:
▪Investing in growth through banker expansion and talent acquisition in the Central Valley of California, Denver, Kansas City, Milwaukee, Minneapolis, and Phoenix.
▪Expanding Treasury Management products and capabilities.
▪Creation of consumer and small business digital platforms.
▪Footprint and facilities optimization, with a focus on efficient return on capital.
▪	In the quarter we took the following actions as part of HTLF 3.0:
•An $865.4 million balance sheet repositioning resulting in a $140.0 million pre-tax loss.
•Centralized retail management span of control with restructuring costs of $944,000.
•Footprint consolidation resulting in $1.1 million in restructuring costs and $2.1 million in losses on sales/valuations of facilities.

	Quarter Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Earnings Summary:
Net income/(loss) available to common stockholders (in millions)	$(72.4)	$58.6	$71.9	$204.1
Diluted earnings/(loss) per common share	(1.69)	1.37	1.68	4.79
Return on average assets	(1.42)%	1.21%	0.40%	1.08%
Return on average common equity	(16.61)	15.02	4.19	11.74
Return on average tangible common equity (non-GAAP)(1)	(24.88)	25.19	6.91	18.56
Net interest margin	3.47	3.61	3.29	3.32
Net interest margin, fully tax-equivalent (non-GAAP)(1)	3.52	3.65	3.33	3.37
Efficiency ratio	293.86	60.05	79.58	61.03
Adjusted efficiency ratio, fully-tax equivalent (non-GAAP)(1)	59.31	54.33	59.06	57.74

Adjusted Earnings Summary (1):
Adjusted earnings available to common stockholders (in millions)	$45.6	$62.5	$193.9	$209.5
Adjusted diluted earnings per common share	1.06	1.46	4.53	4.91
Adjusted annualized return on average assets	0.96%	1.28%	1.01%	1.11%
Adjusted annualized return on average common equity	10.46	16.00	11.31	12.06
Adjusted annualized return on average tangible common equity	16.38	26.77	17.82	19.03

(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to the financial tables for reconciliations to the most directly comparable GAAP measures.

“2023 was a year of significant progress and successful execution of HTLF’s strategic plans. With the completion of the charter consolidation initiative in the fourth quarter, we are now able to focus on HTLF 3.0, a set of initiatives that will drive improved efficiency, enhance EPS growth, deliver higher return on assets, and more efficient use of capital. The balance sheet repositioning, retail span of control and facilities optimization initiatives we executed during the quarter represent the beginning of HTLF 3.0.”

Bruce K. Lee, president and chief executive officer, HTLF

Denver, Monday, January 29, 2024-Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported the following results for the quarter ended December 31, 2023 compared to the quarter ended December 31, 2022:
•Net income/(loss) available to common stockholders of ($72.4) million compared to $58.6 million, a decrease of $131.0 million or 223%. Adjusted earnings available to common stockholders(1) of $45.6 million compared to $62.5 million, a decrease of $16.9 million or 27%.
•Earnings/(loss) per diluted common share of ($1.69) compared to $1.37, a decrease of $3.06. Adjusted diluted earnings per common share(1) of $1.06 compared to $1.46, a decrease of $0.40.
•Net interest income of $156.1 million compared to $165.2 million, a decrease of $9.1 million or 5%.
•Return on average assets of (1.42%) compared to 1.21%. Adjusted annualized return on average assets(1) of 0.96% compared to 1.28%.
•Return on average common equity of (16.61%) compared to 15.02%. Adjusted annualized return on average common equity(1) of 10.46% compared to 16.00%.
•Return on average tangible common equity(1) of (24.88%) compared to 25.19%. Adjusted annualized return on average tangible common equity(1) of 16.38% compared to 26.77%.

HTLF reported the following results for the year ended December 31, 2023 compared to the year ended December 31, 2022:
•Net income available to common stockholders of $71.9 million compared to $204.1 million, a decrease of $132.3 million or 65%. Adjusted earnings available to common stockholders(1) of $193.9 million compared to $209.5 million, a decrease of $15.6 million or 7%.
•Earnings per diluted common share of $1.68 compared to $4.79, a decrease of $3.11. Adjusted diluted earnings per common share(1) of $4.53 compared to $4.91, a decrease of $0.38 or 8%.
•Net interest income of $601.2 million compared to $598.2 million, an increase of $3.0 million or 1%.
•Return on average assets of 0.40% compared to 1.08%. Adjusted annualized return on average assets(1) of 1.01% compared to 1.11%.
•Return on average common equity of 4.19% compared to 11.74%. Adjusted annualized return on average common equity(1) of 11.31% compared to 12.06%.
•Return on average tangible common equity (non-GAAP) of 6.91% compared to 18.56%. Adjusted annualized return on average tangible common equity(1) of 17.82% compared to 19.03%.

Commenting on HTLF's 2023 results, Bruce K. Lee, HTLF’s president and chief executive officer, said, “2023 was a year of significant progress and successful execution of HTLF’s strategic plans. With the completion of the charter consolidation initiative in the fourth quarter, we are now able to focus on HTLF 3.0, a set of initiatives that will drive improved efficiency, enhance EPS growth, deliver higher return on assets, and more efficient use of capital. The balance sheet repositioning, retail span of control and facilities optimization initiatives we executed during the quarter represent the beginning of HTLF 3.0.”

Announced and Initiated HTLF 3.0

HTLF’s new strategic plan, HTLF 3.0, was announced and initiated in the fourth quarter of 2023. HTLF 3.0's initiatives include:
•Investing in growth through banker expansion and talent acquisition in the Central Valley of California, Denver, Kansas City, Milwaukee, Minneapolis, and Phoenix.
•Expanding Treasury Management products and capabilities.
•Creation of consumer and small business digital platforms.
•Footprint and facilities optimization, with a focus on efficient return on capital.

In the quarter we took the following actions as part of HTLF 3.0:
•A $865.4 million balance sheet repositioning resulting in a $140.0 million pre-tax loss.
•Centralized retail management span of control with restructuring costs of $944,000.

•Footprint consolidation resulting in $1.1 million in restructuring costs and $2.1 million in losses on sales/valuations of facilities.

Charter Consolidation Update

During the fourth quarter of 2023, Dubuque Bank and Trust Company was consolidated into HTLF Bank, which successfully completed the consolidation of all 11 charters. Total consolidation restructuring costs were $17 million, of which $1.3 million were incurred in the fourth quarter of 2023.

Net Interest Income and Net Interest Margin

Net interest margin was 3.47% (3.52% on a fully tax-equivalent basis, non-GAAP) during the fourth quarter of 2023, compared to 3.61% (3.65% on a fully tax-equivalent basis, non-GAAP) during the fourth quarter of 2022.

Total interest income and average earning asset changes for the fourth quarter of 2023 compared to the fourth quarter of 2022 were:
•Total interest income was $255.9 million compared to $204.7 million, an increase of $51.2 million or 25%, primarily attributable to higher yields and an increase in average loans.
•Total interest income on a tax-equivalent basis was $257.9 million, an increase of $51.1 million or 25%, from $206.9 million.
•Average earning assets decreased $321.9 million or 2% to $17.85 billion compared to $18.17 billion, which was primarily attributable to the balance sheet repositioning completed in the fourth quarter of 2023.
•The average rate on earning assets increased 121 basis points to 5.73% from 4.52%, primarily due to recent interest rate increases.

Total interest expense and average interest-bearing liability changes for the fourth quarter of 2023 compared to the fourth quarter of 2022 were:
•Total interest expense was $99.7 million, an increase of $60.3 million from $39.5 million, due to increases in the average interest rate paid and the average balance of interest-bearing liabilities.
•The average interest rate paid on interest-bearing liabilities increased 180 basis points to 3.11% from 1.31%.
•Average interest-bearing deposits increased $638.2 million or 6% to $11.95 billion from $11.31 billion, primarily due to growth in time deposits. Total average interest-bearing deposits were 72% of total average deposits compared to 65%.
•The average interest rate paid on HTLF's interest-bearing deposits increased 179 basis points to 2.92% from 1.13%.
•Average borrowings increased $103.4 million or 15% to $773.7 million from $670.2 million, and the average interest rate paid on borrowings was 5.99% compared to 4.30%.

Net interest income changes for the fourth quarter of 2023 compared to the fourth quarter of 2022 were:
•Net interest income totaled $156.1 million compared to $165.2 million, a decrease of $9.1 million or 5%.
•Net interest income on a tax-equivalent basis (non-GAAP) totaled $158.2 million compared to $167.4 million, a decrease of $9.2 million or 5%.

Noninterest Income and Noninterest Expense

Total noninterest income was ($111.8) million during the fourth quarter of 2023 compared to $30.0 million during the fourth quarter of 2022, a decrease of $141.8 million. Significant changes by noninterest income category for the fourth quarter of 2023 compared to the fourth quarter of 2022 were:
•Service charges and fees increased $1.3 million or 7% to $18.7 million from $17.4 million, which was primarily attributable to an increase in debit interchange volume.
•Net securities losses totaled $140.0 million compared to net securities losses of $153,000, which was an increase of $139.9 million attributable to the balance sheet repositioning strategy executed in the quarter.

•Net gains of sales of loans held for sale decreased $794,000 to $94,000 compared to $888,000, primarily due to a decrease of loans sold to the secondary market as HTLF exits mortgage loan originations through PrimeWest.

Total noninterest expense for the fourth quarter of 2023 was $130.3 million compared to $117.2 million for the same quarter of 2022, which was an increase of $13.1 million or 11%. Significant changes within the noninterest expense category for the fourth quarter of 2023 compared to the fourth quarter of 2022 were:
•Salaries and employee benefits totaled $64.8 million compared to $61.6 million, which was an increase of $3.2 million or 5%. The fourth quarter of 2023 included $813,000 higher severance related expenses and the fourth quarter of 2022 included a $1.5 million benefit associated with the employer tax credit. Increases in other components of salary expenses during the fourth quarter of 2023 were largely offset by lower incentive compensation expense.
•FDIC insurance assessment of $10.3 million, which included a one-time special assessment of $8.1 million in the fourth quarter of 2023 compared to $1.9 million in the fourth quarter of 2022, which was an increase of $8.4 million.
•Acquisition, integration and restructuring costs totaled $4.4 million compared to $2.4 million, an increase of $1.9 million or 79% due to the addition of HTLF 3.0 initiatives and the completion of the charter consolidation project.
•Partnership investment in tax credit projects increased $326,000 or 10% to $3.6 million compared to $3.2 million. The expense is dependent upon the number and timing of tax credit projects placed into service.

HTLF's effective tax rate was 27.97% for the fourth quarter of 2023 compared to 18.67% for the fourth quarter of 2022. The following items impacted HTLF's fourth quarter 2023 and 2022 tax calculations:
•Various tax credits of $3.8 million compared to $3.6 million.
•Tax expense of $1.3 million compared to $561,000 resulting from disallowed interest expense related to tax-exempt loans and securities, aligning with the increases in total interest expense.
•Tax-exempt interest income as a percentage of pre-tax income of (7.93%) compared to 10.85%.

For the years ended December 31, 2023 and 2022, HTLF's effective tax rate was 17.42% and 20.76%, respectively.

Total Assets, Total Loans and Total Deposits

Total assets were $19.41 billion at December 31, 2023, a decrease of $832.5 million or 4% from $20.24 billion at year-end 2022. Securities represented 29% and 35% of total assets at December 31, 2023, and December 31, 2022, respectively, primarily due to the balance sheet repositioning.

Total loans held to maturity were $12.07 billion at December 31, 2023, compared to $11.87 billion at September 30, 2023 and $11.43 billion at December 31, 2022. Loans increased $196.2 million or 2% during the fourth quarter of 2023 and $640.3 million or 6% since year-end 2022.

Significant changes by loan category at December 31, 2023 compared to September 30, 2023 included:
•Commercial and business lending, which includes commercial and industrial, PPP, and owner occupied commercial real estate loans, increased $267.8 million or 4% to $6.29 billion at December 31, 2023, compared to $6.03 billion at September 30, 2023.
•Commercial real estate lending, which includes non-owner occupied commercial real estate and construction loans, decreased $120.5 million or 3% to $3.57 billion from $3.69 billion.
•Agricultural and agricultural real estate loans totaled $919.2 million compared to $842.1 million, an increase of $77.1 million or 9%.
•Residential loans totaled $797.8 million compared to $813.8 million, a decrease of $16.0 million or 2%.
•Consumer loans decreased $12.2 million or 2% to $493.2 million from $505.4 million.

Significant changes by loan category at December 31, 2023 compared to December 31, 2022 included:
•Commercial and business lending, which includes commercial and industrial, PPP, and owner occupied commercial real estate loans, increased $552.3 million or 10% to $6.29 billion at December 31, 2023, compared to $5.74 billion at December 31, 2022.

•Commercial real estate lending, which includes non-owner occupied commercial real estate and construction loans, increased $158.4 million or 5% to $3.57 billion from $3.41 billion.
•Agricultural and agricultural real estate loans totaled $919.2 million, a decrease of $1.3 million or less than 1% from $920.5 million.
•Residential loans totaled $797.8 million compared to $853.4 million, a decrease of $55.5 million or 7%.
•Consumer loans decreased $13.5 million or 3% to $493.2 million from $506.7 million.

Total deposits were $16.20 billion as of December 31, 2023, compared to $17.10 billion at September 30, 2023, which was a decrease of $899.3 million or 5%. Total deposits were $16.2 billion as of December 31, 2023, compared to $17.51 billion at December 31, 2022, a decrease of $1.31 billion or 7%.

Total customer deposits were $14.86 billion as of December 31, 2023, compared to $14.80 billion at September 30, 2023, which was an increase of $58.8 million or less than 1%. Significant customer deposit changes by category at December 31, 2023, compared to September 30, 2023, included:
•Customer demand deposits decreased $292.5 million or 6% to $4.50 billion compared to $4.79 billion.
•Customer savings deposits increased $220.8 million or 3% to $8.41 billion compared to $8.19 billion.
•Customer time deposits increased $130.5 million or 7% to $1.94 billion compared to $1.81 billion.

Total customer deposits were $14.86 billion at December 31, 2023 compared to $15.22 billion at December 31, 2022, which was a decrease of $367.3 million or 2%. Significant customer deposit changes by category at December 31, 2023 compared to December 31, 2022, included:
•Customer demand deposits decreased $1.20 billion or 21% to $4.50 billion compared to $5.70 billion.
•Customer savings deposits decreased $259.7 million or 3% to $8.41 billion compared to $8.67 billion.
•Customer time deposits increased $1.09 billion to $1.94 billion compared to $851.5 million.

Total wholesale and institutional deposits were $1.35 billion as of December 31, 2023, which was a decrease of $958.1 million or 42% from $2.30 billion at September 30, 2023. Significant wholesale and institutional deposit changes by category at December 31, 2023, compared to September 30, 2023, included:
•Wholesale and institutional savings deposits decreased $170.1 million or 30% to $394.4 million compared to $564.5 million.
•Wholesale time deposits decreased $788.0 million or 45% to $950.9 million compared to $1.74 billion.

Total wholesale and institutional deposits were $1.35 billion as of December 31, 2023, which was a decrease of $943.9 million or 41% from $2.29 billion at December 31, 2022. Significant wholesale and institutional deposit changes by category at December 31, 2023 compared to December 31, 2022 included:
•Wholesale and institutional savings deposits decreased $929.1 million or 70% to $394.4 million compared to $1.32 billion.
•Wholesale time deposits decreased $14.8 million or 2% to $950.9 million compared to $965.7 million.

Provision and Allowance

Provision and Allowance for Credit Losses for Loans
Provision for credit losses for loans for the fourth quarter of 2023 was $12.8 million, which was an increase of $10.7 million from $2.1 million of provision benefit recorded in the fourth quarter of 2022. The provision expense for the fourth quarter of 2023 was primarily impacted by a customer that moved to non accrual due to its abrupt decision to discontinue business operations.

HTLF's allowance for credit losses for loans totaled $122.6 million at December 31, 2023, compared to $109.5 million at December 31, 2022, respectively. The following items impacted HTLF's allowance for credit losses for loans for the year ended December 31, 2023:
•Provision expense for the year ended December 31, 2023, totaled $25.4 million.
•Net charge-offs of $12.4 million were recorded for the year or 0.11% of average loans. Net charge-offs of $392,000 were recorded in the fourth quarter of 2022 or 0.01% of average loans.

Provision and Allowance for Credit Losses for Unfunded Commitments
HTLF's allowance for unfunded commitments totaled $16.5 million and $20.2 million at December 31, 2023 and December 31, 2022, respectively. The following impacted HTLF's allowance for credit losses for unfunded commitments during 2023:
•Provision benefit for the year ended December 31, 2023, totaled $3.7 million.
•Unfunded commitments decreased $103.9 million or 2% to $4.63 billion at December 31, 2023 compared to $4.73 billion at December 31, 2022.

Total Provision and Allowance for Lending Related Credit Losses
The total provision expense for lending related credit losses was $11.7 million for the fourth quarter of 2023 compared to $3.4 million for the fourth quarter of 2022. The total allowance for lending related credit losses was $139.0 million at December 31, 2023, which was 1.15% of total loans as of December 31, 2023, compared to $129.7 million or 1.13% of total loans as of December 31, 2022.

Nonperforming Assets

Nonperforming assets increased $43.6 million or 65% to $110.5 million, which was 0.57% of total assets at December 31, 2023, compared to $66.9 million or 0.33% of total assets at December 31, 2022. The increase was primarily driven by a well-collateralized long-term manufacturing customer who is experiencing cash flow challenges due to a recent acquisition. Nonperforming loans were $97.9 million or 0.81% of total loans at December 31, 2023, compared to $58.5 million or 0.51% of total loans at December 31, 2022. At December 31, 2023, loans delinquent 30-89 days were 0.09% of total loans compared to 0.04% of total loans at December 31, 2022.

Non-GAAP Financial Measures

This earnings release contains references to financial measures which are not defined by generally accepted accounting principles ("GAAP"). Management believes the non-GAAP measures are helpful for investors to analyze and evaluate the company's financial condition and operating results. However, these non-GAAP measures have inherent limitations and should not be considered a substitute for operating results determined in accordance with GAAP. Additionally, because non-GAAP measures are not standardized, it may not be possible to compare the non-GAAP measures in this earnings release with other companies' non-GAAP measures. Reconciliations of each non-GAAP measure to the most directly comparable GAAP measure may be found in the financial tables in this earnings release.

Below are the non-GAAP measures included in this earnings release, management's reason for including each measure and the method of calculating each measure:
•Adjusted earnings available to common stockholders, adjusts net income for the loss from sale of securities, and other non-operating expenses as well as the tax effect of those transactions. Management believes this measure enhances the comparability net income available to common stockholders as it reflects adjustments commonly made by management, investors and analysts to evaluate the ongoing operations and enhance comparability with the results of prior periods.
•Adjusted annualized return on average assets, adjusts net income for the loss from sale of securities, and other non-operating expenses as well as the tax effect of those transactions. Management believes this measure enhances the comparability of annualized return on average assets as it reflects adjustments commonly made by management, investors and analysts to evaluate the ongoing operations and enhance comparability with the results of prior periods.
•Annualized net interest margin, fully tax-equivalent, adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources.
•Adjusted efficiency ratio, fully tax equivalent, expresses noninterest expenses as a percentage of fully tax-equivalent net interest income and noninterest income. This efficiency ratio is presented on a tax-equivalent basis which adjusts net interest income and noninterest expenses for the tax favored status of certain loans, securities, and tax credit projects. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results as it enhances the comparability of income and expenses arising from taxable and nontaxable sources and excludes specific items as noted in reconciliation contained in this earnings release.

•Net interest income, fully tax equivalent, is net income adjusted for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources. Net interest margin, fully tax equivalent, is net interest income adjusted for the tax-favored status of certain loans and securities divided by average earning assets.
•Tangible book value per common share is total common equity less goodwill and core deposit and customer relationship intangibles, net, divided by common shares outstanding, net of treasury. This measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength.
•Tangible common equity ratio is total common equity less goodwill and core deposit and customer relationship intangibles, net, divided by total assets less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate financial condition and capital strength.
•Adjusted annualized return on average common equity, adjusts net income for the loss from sale of securities, and other non-operating expenses as well as the tax effect of those transactions. Management believes this measure enhances the comparability of annualized return on average assets as it reflects adjustments commonly made by management, investors and analysts to evaluate the ongoing operations and enhance comparability with the results of prior periods.
•Annualized return on average tangible common equity is net income excluding intangible amortization calculated as (1) net income excluding tax-effected core deposit and customer relationship intangibles amortization, divided by (2) average common equity less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength.
•Adjusted annualized return on average tangible common equity, adjusts net income available to common stockholders for the loss from sale of securities, and other non-operating expenses as well as the tax effect of those transactions. Management believes this measure enhances the comparability of annualized return on average assets as it reflects adjustments commonly made by management, investors and analysts to evaluate the ongoing operations and enhance comparability with the results of prior periods.
•Annualized ratio of core expenses to average assets adjusts noninterest expenses to exclude specific items noted in the reconciliation. Management includes this measure as it is considered to be a critical metric to analyze and evaluate controllable expenses related to primary business operations.

Conference Call Details

HTLF will host a conference call for shareholders, analysts and other interested parties at 5:00 p.m. EDT today. To join via webcast, please visit https://ir.htlf.com/news-and-events/event-calendar/default.aspx 10 minutes prior to the call. A replay will be available until January 28, 2025, by logging on to www.htlf.com.

About HTLF

Heartland Financial USA, Inc., operating under the brand name HTLF, is a bank holding company with assets of $19.41 billion. HTLF has banks serving communities in Arizona, California, Colorado, Illinois, Iowa, Kansas, Minnesota, Missouri, Montana, New Mexico, Texas and Wisconsin. HTLF is committed to its core commercial business, supported by a strong retail operation, and provides a diversified line of financial services including treasury management, wealth management, investments and residential mortgage. Additional information is available at www.htlf.com.

Safe Harbor Statement

This release (including any information incorporated herein by reference), and future oral and written statements of the company and its management, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, financial condition, results of operations, plans, objectives and future performance of HTLF.

Any statements about the company's expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Forward-looking statements may include information about possible or assumed future results of the company's operations or performance. These forward-

looking statements are generally identified by the use of the words such as "believe", "expect", "intent", "anticipate", "plan", "intend", "estimate", "project", "may", "will", "would", "could", "should", "may", "view", "opportunity", "potential", or similar or negative expressions of these words or phrases that are used in this release, and future oral and written statements of the company and its management. Although the company may make these statements based on management’s experience, beliefs, expectations, assumptions and best estimate of future events, the ability of the company to predict results or the actual effect or outcomes of plans or strategies is inherently uncertain, and there may be events or factors that management has not anticipated. Therefore, the accuracy and achievement of such forward-looking statements and estimates are subject to a number of risks, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which the company currently believes could have a material effect on its operations and future prospects, are detailed below and in the risk factors in HTLF's reports filed with the Securities and Exchange Commission ("SEC"), including the "Risk Factors" section under Item 1A of Part I of the company’s Annual Report on Form 10-K for the year ended December 31, 2022, include, among others:
•Economic and Market Conditions Risks, including risks related to the deterioration of the U.S. economy in general and in the local economies in which HTLF conducts its operations and future civil unrest, natural disasters, pandemics and governmental measures addressing them, climate change and climate-related regulations, persistent inflation, higher interest rates, supply chain issues, labor shortages, terrorist threats or acts of war;
•Credit Risks, including risks of increasing credit losses due to deterioration in the financial condition of HTLF's borrowers, changes in asset and collateral values due to climate and other borrower industry risks, which may impact the provision for credit losses and net charge-offs;
•Liquidity and Interest Rate Risks, including the impact of capital market conditions, rising interest rates and changes in monetary policy on our borrowings and net interest income;
•Operational Risks, including processing, information systems, cybersecurity, vendor, business interruption, and fraud risks;
•Strategic and External Risks, including economic, political, and competitive forces impacting our business;
•Legal, Compliance and Reputational Risks, including regulatory and litigation risks; and
•Risks of Owning Stock in HTLF, including stock price volatility and dilution as a result of future equity offerings and acquisitions.

There can be no assurance that other factors not currently anticipated by HTLF will not materially and adversely affect HTLF's business, financial condition and results of operations. Additionally, all statements in this release, including forward-looking statements speak only as of the date they are made. HTLF does not undertake and specifically disclaims any obligation to publicly release the results of any revisions which may be made to or correct or update any forward-looking statement to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events or to otherwise update any statement in light of new information or future events. Further information concerning HTLF and its business, including additional factors that could materially affect HTLF's financial results, is included in HTLF’s filings with the SEC.
-FINANCIAL TABLES FOLLOW-
###

CONTACT:
Kevin L. Thompson
Executive Vice President
Chief Financial Officer
(563) 589-1994
kthompson@htlf.com

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
Interest Income
Interest and fees on loans	$192,861	$143,970	$697,997	$477,970
Interest on securities:
Taxable	54,573	53,178	223,521	169,544
Nontaxable	6,278	6,132	25,268	24,006
Interest on federal funds sold	—	11	3	11
Interest on deposits with other banks and short-term investments	2,174	1,410	7,007	3,125
Total Interest Income	255,886	204,701	953,796	674,656
Interest Expense
Interest on deposits	88,071	32,215	319,688	56,880
Interest on borrowings	5,874	2,223	10,311	2,717
Interest on term debt	5,804	5,043	22,560	16,823
Total Interest Expense	99,749	39,481	352,559	76,420
Net Interest Income	156,137	165,220	601,237	598,236
Provision for credit losses	11,738	3,387	21,707	15,370
Net Interest Income After Provision for Credit Losses	144,399	161,833	579,530	582,866
Noninterest Income
Service charges and fees	18,708	17,432	74,024	68,031
Loan servicing income	158	790	1,561	2,741
Trust fees	4,905	5,440	20,715	22,570
Brokerage and insurance commissions	729	629	2,794	2,986
Capital market fees	1,676	1,824	10,007	11,543
Securities gains (losses), net	(140,007)	(153)	(141,539)	(425)
Unrealized gain (loss) on equity securities, net	75	(7)	240	(622)
Net gains on sale of loans held for sale	94	888	3,880	9,032
Valuation adjustment on servicing rights	—	—	—	1,658
Income on bank owned life insurance	729	600	3,771	2,341
Other noninterest income	1,132	2,532	3,621	8,409
Total Noninterest Income	(111,801)	29,975	(20,926)	128,264
Noninterest Expense
Salaries and employee benefits	64,766	61,611	251,276	254,478
Occupancy	6,509	6,905	26,847	28,155
Furniture and equipment	2,901	3,019	11,599	12,499
Professional fees	17,060	16,320	58,667	58,606
FDIC insurance assessments	10,313	1,866	19,940	7,000
Advertising	1,677	1,829	8,347	6,221
Core deposit and customer relationship intangibles amortization	1,611	1,841	6,739	7,834
Other real estate and loan collection expenses, net	505	373	1,489	950
(Gain) loss on sales/valuations of assets, net	2,072	2,388	(77)	(1,047)
Acquisition, integration and restructuring costs	4,365	2,442	10,359	7,586
Partnership investment in tax credit projects	3,573	3,247	5,401	5,040
Other noninterest expenses	14,933	15,377	61,240	56,055
Total Noninterest Expense	130,285	117,218	461,827	443,377
Income Before Income Taxes	(97,687)	74,590	96,777	267,753
Income taxes	(27,324)	13,936	16,857	55,573
Net Income/(Loss)	(70,363)	60,654	79,920	212,180
Preferred dividends	(2,012)	(2,012)	(8,050)	(8,050)
Net Income/(Loss) Available to Common Stockholders	$(72,375)	$58,642	$71,870	$204,130
Earnings/(loss) per common share-diluted	$(1.69)	$1.37	$1.68	$4.79
Weighted average shares outstanding-diluted	42,838,405	42,699,752	42,791,795	42,630,703

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Interest Income
Interest and fees on loans	$192,861	$182,394	$168,899	$153,843	$143,970
Interest on securities:
Taxable	54,573	54,800	58,172	55,976	53,178
Nontaxable	6,278	6,584	6,378	6,028	6,132
Interest on federal funds sold	—	3	—	—	11
Interest on deposits with other banks and short-term investments	2,174	1,651	2,051	1,131	1,410
Total Interest Income	255,886	245,432	235,500	216,978	204,701
Interest Expense
Interest on deposits	88,071	92,744	81,975	56,898	32,215
Interest on borrowings	5,874	1,167	848	2,422	2,223
Interest on term debt	5,804	5,765	5,545	5,446	5,043
Total Interest Expense	99,749	99,676	88,368	64,766	39,481
Net Interest Income	156,137	145,756	147,132	152,212	165,220
Provision for credit losses	11,738	1,516	5,379	3,074	3,387
Net Interest Income After Provision for Credit Losses	144,399	144,240	141,753	149,138	161,833
Noninterest Income
Service charges and fees	18,708	18,553	19,627	17,136	17,432
Loan servicing income	158	278	411	714	790
Trust fees	4,905	4,734	5,419	5,657	5,440
Brokerage and insurance commissions	729	692	677	696	629
Capital markets fees	1,676	1,845	4,037	2,449	1,824
Securities gains (losses), net	(140,007)	(114)	(314)	(1,104)	(153)
Unrealized gain (loss) on equity securities, net	75	13	(41)	193	(7)
Net gains on sale of loans held for sale	94	905	1,050	1,831	888
Valuation adjustment on servicing rights	—	—	—	—	—
Income on bank owned life insurance	729	858	1,220	964	600
Other noninterest income	1,132	619	407	1,463	2,532
Total Noninterest Income	(111,801)	28,383	32,493	29,999	29,975
Noninterest Expense
Salaries and employee benefits	64,766	62,262	62,099	62,149	61,611
Occupancy	6,509	6,438	6,691	7,209	6,905
Furniture and equipment	2,901	2,720	3,063	2,915	3,019
Professional fees	17,060	13,616	15,194	12,797	16,320
FDIC insurance assessments	10,313	3,313	3,035	3,279	1,866
Advertising	1,677	1,633	3,052	1,985	1,829
Core deposit and customer relationship intangibles amortization	1,611	1,625	1,715	1,788	1,841
Other real estate and loan collection expenses, net	505	481	348	155	373
(Gain) loss on sales/valuations of assets, net	2,072	108	(3,372)	1,115	2,388
Acquisition, integration and restructuring costs	4,365	2,429	1,892	1,673	2,442
Partnership investment in tax credit projects	3,573	1,136	154	538	3,247
Other noninterest expenses	14,933	15,292	15,575	15,440	15,377
Total Noninterest Expense	130,285	111,053	109,446	111,043	117,218
Income Before Income Taxes	(97,687)	61,570	64,800	68,094	74,590
Income taxes	(27,324)	13,479	15,384	15,318	13,936
Net Income/(Loss)	(70,363)	48,091	49,416	52,776	60,654
Preferred dividends	(2,012)	(2,013)	(2,012)	(2,013)	(2,012)
Net Income/(Loss) Available to Common Stockholders	$(72,375)	$46,078	$47,404	$50,763	$58,642
Earnings/(loss) per common share-diluted	$(1.69)	$1.08	$1.11	$1.19	$1.37
Weighted average shares outstanding-diluted	42,838,405	42,812,563	42,757,603	42,742,878	42,699,752

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Assets
Cash and due from banks	$275,554	$248,756	$317,303	$274,354	$309,045
Interest-bearing deposits with other banks and other short-term investments	47,459	99,239	82,884	87,757	54,042
Cash and cash equivalents	323,013	347,995	400,187	362,111	363,087
Time deposits in other financial institutions	1,240	1,490	1,490	1,740	1,740
Securities:
Carried at fair value	4,646,891	5,482,687	5,798,041	6,096,657	6,147,144
Held to maturity, at cost	838,241	835,468	834,673	832,098	829,403
Other investments, at cost	91,277	90,001	72,291	72,364	74,567
Loans held for sale	5,071	6,262	14,353	10,425	5,277
Loans:
Held to maturity	12,068,645	11,872,436	11,717,974	11,495,353	11,428,352
Allowance for credit losses	(122,566)	(110,208)	(111,198)	(112,707)	(109,483)
Loans, net	11,946,079	11,762,228	11,606,776	11,382,646	11,318,869
Premises, furniture and equipment, net	181,070	187,436	190,420	191,267	197,330
Goodwill	576,005	576,005	576,005	576,005	576,005
Core deposit and customer relationship intangibles, net	18,415	20,026	21,651	23,366	25,154
Servicing rights, net	—	—	—	—	7,840
Cash surrender value on life insurance	197,085	196,694	195,793	194,419	193,403
Other real estate, net	12,548	14,362	2,677	7,438	8,401
Other assets	574,772	609,139	510,359	432,008	496,008
Total Assets	$19,411,707	$20,129,793	$20,224,716	$20,182,544	$20,244,228
Liabilities and Equity
Liabilities
Deposits:
Demand	$4,500,304	$4,792,813	$4,897,858	$5,119,554	$5,701,340
Savings	8,805,597	8,754,911	8,772,596	9,256,609	9,994,391
Time	2,895,813	3,553,269	3,993,089	3,305,183	1,817,278
Total deposits	16,201,714	17,100,993	17,663,543	17,681,346	17,513,009
Borrowings	622,255	392,634	44,364	92,337	376,117
Term debt	372,396	372,059	372,403	372,097	371,753
Accrued expenses and other liabilities	282,225	438,577	285,416	207,359	248,294
Total Liabilities	17,478,590	18,304,263	18,365,726	18,353,139	18,509,173
Stockholders' Equity
Preferred equity	110,705	110,705	110,705	110,705	110,705
Common stock	42,688	42,656	42,645	42,559	42,467
Capital surplus	1,090,740	1,088,267	1,087,358	1,084,112	1,080,964
Retained earnings	1,141,501	1,226,740	1,193,522	1,158,948	1,120,925
Accumulated other comprehensive income/(loss)	(452,517)	(642,838)	(575,240)	(566,919)	(620,006)
Total Equity	1,933,117	1,825,530	1,858,990	1,829,405	1,735,055
Total Liabilities and Equity	$19,411,707	$20,129,793	$20,224,716	$20,182,544	$20,244,228

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Average Balances
Assets	$19,667,825	$20,207,920	$20,221,511	$20,118,005	$19,913,849
Loans, net of unearned	11,938,272	11,800,064	11,625,442	11,378,078	11,117,513
Total deposits	16,709,394	17,507,813	17,689,138	17,505,867	17,319,218
Customer deposits	14,969,948	14,699,235	14,655,535	15,123,181	15,739,698
Earning assets	17,853,957	18,439,010	18,523,552	18,392,649	18,175,838
Interest-bearing liabilities	12,721,680	13,158,631	13,209,794	12,582,234	11,980,032
Common equity	1,729,086	1,746,818	1,727,013	1,655,860	1,548,739
Total stockholders' equity	1,839,791	1,857,523	1,837,718	1,766,565	1,659,444
Tangible common equity (non-GAAP)(1)	1,133,888	1,149,992	1,128,527	1,055,617	946,688

Key Performance Ratios
Annualized return on average assets	(1.42)%	0.94%	0.98%	1.06%	1.21%
Adjusted annualized return on average assets (non-GAAP)(1)	0.96	0.98	0.96	1.12	1.28
Annualized return on average common equity (GAAP)	(16.61)	10.47	11.01	12.43	15.02
Adjusted annualized return on average common equity (non-GAAP)(1)	10.46	10.92	10.80	13.16	16.00
Annualized return on average tangible common equity (non-GAAP)(1)	(24.89)	16.32	17.31	20.03	25.17
Adjusted annualized return on average tangible common equity (non-GAAP)(1)	16.38	17.02	17.00	21.17	26.77
Annualized ratio of net charge-offs (recoveries) to average loans	0.01	0.12	0.32	(0.04)	(0.06)
Annualized net interest margin (GAAP)	3.47	3.14	3.19	3.36	3.61
Annualized net interest margin, fully tax-equivalent (non-GAAP)(1)	3.52	3.18	3.23	3.40	3.65
Efficiency ratio (GAAP)	293.86	63.77	60.93	60.94	60.05
Adjusted efficiency ratio, fully tax-equivalent (non-GAAP)(1)	59.31	59.95	59.88	57.16	54.33
Annualized ratio of total noninterest expenses to average assets (GAAP)	2.63	2.18	2.17	2.24	2.34
Annualized ratio of core expenses to average assets (non-GAAP)(1)	2.23	2.08	2.16	2.14	2.14

(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
Average Balances
Assets	$19,667,825	$19,913,849	$20,053,004	$19,621,839
Loans, net of unearned	11,938,272	11,117,513	11,687,313	10,608,831
Deposits	16,709,394	17,319,218	17,351,294	17,029,398
Earning assets	17,853,957	18,175,838	18,301,190	18,021,134
Interest-bearing liabilities	12,721,680	11,980,032	12,919,125	11,437,921
Common equity	1,729,086	1,548,739	1,714,983	1,738,041
Total stockholders' equity	1,839,791	1,659,444	1,825,688	1,848,746
Tangible common equity (non-GAAP)(1)	1,133,888	946,688	1,117,311	1,133,124

Key Performance Ratios
Annualized return on average assets	(1.42)%	1.21%	0.40%	1.08%
Adjusted annualized return on average assets (non-GAAP)(1)	0.96	1.28	1.01	1.11
Annualized return on average common equity (GAAP)	(16.61)	15.02	4.19	11.74
Adjusted annualized return on average common equity (non-GAAP)(1)	10.46	16.00	11.31	12.06
Annualized return on average tangible common equity (non-GAAP)(1)	(24.89)	25.17	6.89	18.55
Adjusted annualized return on average tangible common equity (non-GAAP)(1)	16.38	26.77	17.82	19.03
Annualized ratio of net charge-offs (recoveries) to average loans	0.01	(0.06)	0.11	0.11
Annualized net interest margin (GAAP)	3.47	3.61	3.29	3.32
Annualized net interest margin, fully tax-equivalent (non-GAAP)(1)	3.52	3.65	3.33	3.37
Efficiency ratio (GAAP)	293.86	60.05	79.58	61.03
Adjusted efficiency ratio, fully tax-equivalent (non-GAAP)(1)	59.31	54.33	59.06	57.74
Annualized ratio of total noninterest expenses to average assets (GAAP)	2.63	2.34	2.30	2.26
Annualized ratio of core expenses to average assets (non-GAAP)(1)	2.23	2.14	2.15	2.16

(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND FULL TIME EQUIVALENT EMPLOYEE DATA
	As of and for the Quarter Ended
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Common Share Data
Book value per common share	$42.69	$40.20	$41.00	$40.38	$38.25
Tangible book value per common share (non-GAAP)(1)	28.77	26.23	26.98	26.30	24.09
ASC 320 effect on book value per common share	(11.00)	(16.27)	(14.04)	(13.35)	(14.58)

Common shares outstanding, net of treasury stock	42,688,008	42,656,303	42,644,544	42,558,726	42,467,394

Capital Ratios
Common equity ratio	9.27%	8.49%	8.65%	8.54%	8.16%
Tangible common equity ratio (non-GAAP)(1)	6.53	5.73	5.86	5.72	5.21
Tier 1 leverage ratio	9.44	9.59	9.40	9.25	9.13
Common equity tier 1 ratio(2)	10.97	11.37	11.33	11.28	11.07
Total risk based capital ratio(2)	14.53	14.90	14.93	14.98	14.76

Other Selected Trend Information
Effective tax rate	27.97%	21.89%	23.74%	22.50%	18.68%
Full time equivalent employees	1,970	1,965	1,966	1,991	2,002

Loans Held to Maturity
Commercial and industrial	$3,652,047	$3,591,809	$3,590,680	$3,498,345	$3,464,414
Paycheck Protection Program ("PPP")	2,777	3,750	4,139	8,258	11,025
Owner occupied commercial real estate	2,638,175	2,429,659	2,398,698	2,312,538	2,265,307
Commercial and business lending	6,292,999	6,025,218	5,993,517	5,819,141	5,740,746
Non-owner occupied commercial real estate	2,553,711	2,656,358	2,530,736	2,421,341	2,330,940
Real estate construction	1,011,716	1,029,554	1,013,134	1,102,186	1,076,082
Commercial real estate lending	3,565,427	3,685,912	3,543,870	3,523,527	3,407,022
Total commercial lending	9,858,426	9,711,130	9,537,387	9,342,668	9,147,768
Agricultural and agricultural real estate	919,184	842,116	839,817	810,183	920,510
Residential mortgage	797,829	813,803	828,437	841,084	853,361
Consumer	493,206	505,387	512,333	501,418	506,713
Total loans held to maturity	$12,068,645	$11,872,436	$11,717,974	$11,495,353	$11,428,352

Total unfunded loan commitments	$4,625,768	$4,813,798	$4,905,147	$4,867,925	$4,729,677

Deposits
Demand-customer	$4,500,304	$4,792,813	$4,897,858	$5,119,554	$5,701,340
Savings-customer	8,411,240	8,190,430	8,149,596	8,501,337	8,670,898
Savings-wholesale and institutional	394,357	564,481	623,000	755,272	1,323,493
Total savings	8,805,597	8,754,911	8,772,596	9,256,609	9,994,391
Time-customer	1,944,884	1,814,335	1,597,849	1,071,476	851,539
Time-wholesale	950,929	1,738,934	2,395,240	2,233,707	965,739
Total time	2,895,813	3,553,269	3,993,089	3,305,183	1,817,278
Total deposits	$16,201,714	$17,100,993	$17,663,543	$17,681,346	$17,513,009

Total customer deposits	$14,856,428	$14,797,578	$14,645,303	$14,692,367	$15,223,777
Total wholesale and institutional deposits	1,345,286	2,303,415	3,018,240	2,988,979	2,289,232
Total deposits	$16,201,714	$17,100,993	$17,663,543	$17,681,346	$17,513,009

(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.
(2) December 31, 2023 calculation is preliminary.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Allowance for Credit Losses-Loans
Balance, beginning of period	$110,208	$111,198	$112,707	$109,483	$105,715
Provision (benefit) for credit losses	12,750	2,672	7,829	2,184	2,075
Charge-offs	(3,886)	(3,964)	(9,613)	(2,151)	(2,668)
Recoveries	3,494	302	275	3,191	4,361
Balance, end of period	$122,566	$110,208	$111,198	$112,707	$109,483

Allowance for Unfunded Commitments
Balance, beginning of period	$17,480	$18,636	$21,086	$20,196	$18,884
Provision for credit losses	(1,012)	(1,156)	(2,450)	890	1,312
Balance, end of period	$16,468	$17,480	$18,636	$21,086	$20,196

Allowance for lending related credit losses	$139,034	$127,688	$129,834	$133,793	$129,679

Provision for Credit Losses
Provision (benefit) for credit losses-loans	$12,750	$2,672	$7,829	$2,184	$2,075
Provision for credit losses-unfunded commitments	(1,012)	(1,156)	(2,450)	890	1,312
Total provision (benefit) for credit losses	$11,738	$1,516	$5,379	$3,074	$3,387

Asset Quality
Nonaccrual loans	$95,426	$51,304	$61,956	$58,066	$58,231
Loans past due ninety days or more	2,507	511	1,459	174	273
Other real estate owned	12,548	14,362	2,677	7,438	8,401
Other repossessed assets	—	1	5	24	26
Total nonperforming assets	$110,481	$66,178	$66,097	$65,702	$66,931

Nonperforming Assets Activity
Balance, beginning of period	$66,178	$66,097	$65,702	$66,931	$73,268
Net loan (charge offs) recoveries	(392)	(3,662)	(9,338)	1,040	1,693
New nonperforming loans	61,193	19,295	19,805	4,626	1,439
Reduction of nonperforming loans(1)	(14,278)	(14,691)	(5,253)	(5,711)	(8,875)
OREO/Repossessed assets sales proceeds	(2,220)	(861)	(4,819)	(1,184)	(594)
Balance, end of period	$110,481	$66,178	$66,097	$65,702	$66,931

Asset Quality Ratios
Ratio of nonperforming loans to total loans	0.81%	0.44%	0.54%	0.51%	0.51%
Ratio of nonperforming assets to total assets	0.57	0.33	0.33	0.33	0.33
Annualized ratio of net loan charge-offs (recoveries) to average loans	0.01	0.12	0.32	(0.04)	(0.06)
Allowance for loan credit losses as a percent of loans	1.02	0.93	0.95	0.98	0.96
Allowance for lending related credit losses as a percent of loans	1.15	1.08	1.11	1.16	1.13
Allowance for loan credit losses as a percent of nonperforming loans	125.15	212.70	175.35	193.52	187.14
Loans delinquent 30-89 days as a percent of total loans	0.09	0.12	0.12	0.10	0.04

(1) Includes principal reductions, transfers to performing status and transfers to OREO.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Quarter Ended
	December 31, 2023			September 30, 2023			December 31, 2022
	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$5,119,970	$54,573	4.23%	$5,726,057	$54,800	3.80%	$6,122,313	$53,178	3.45%
Nontaxable(1)	759,464	7,681	4.01	881,162	8,085	3.64	890,368	7,762	3.46
Total securities	5,879,434	62,254	4.20	6,607,219	62,885	3.78	7,012,681	60,940	3.45
Interest on deposits with other banks and other short-term investments	146,027	2,174	5.91	142,301	1,651	4.60	151,405	1,410	3.69
Federal funds sold	—	—	—	152	3	7.83	739	11	5.91
Loans:(2)
Commercial and industrial(1)	3,624,034	66,980	7.33	3,610,677	63,001	6.92	3,346,843	45,290	5.37
PPP loans	3,064	8	1.04	3,948	11	1.11	12,252	397	12.86
Owner occupied commercial real estate	2,436,234	31,714	5.16	2,412,501	30,127	4.95	2,277,055	26,194	4.56
Non-owner occupied commercial real estate	2,688,805	42,417	6.26	2,586,011	38,779	5.95	2,286,298	29,273	5.08
Real estate construction	1,035,010	20,200	7.74	1,027,544	19,448	7.51	1,050,802	16,585	6.26
Agricultural and agricultural real estate	844,353	13,069	6.14	822,957	12,582	6.07	785,647	10,159	5.13
Residential mortgage	810,069	9,531	4.67	827,402	9,482	4.55	858,767	9,168	4.24
Consumer	496,703	9,597	7.67	509,024	9,615	7.49	499,849	7,426	5.89
Less: allowance for credit losses-loans	(109,776)	—	—	(110,726)	—	—	(106,500)	—	—
Net loans	11,828,496	193,516	6.49	11,689,338	183,045	6.21	11,011,013	144,492	5.21
Total earning assets	17,853,957	257,944	5.73%	18,439,010	247,584	5.33%	18,175,838	206,853	4.52%
Nonearning Assets	1,813,868			1,768,910			1,738,011
Total Assets	$19,667,825			$20,207,920			$19,913,849
Interest-bearing Liabilities
Savings	$8,782,197	$53,807	2.43%	$8,737,581	$49,195	2.23%	$9,987,692	$25,950	1.03%
Time deposits	3,165,788	34,264	4.29	3,945,371	43,549	4.38	1,322,094	6,265	1.88
Borrowings	401,463	5,874	5.80	103,567	1,167	4.47	298,804	2,223	2.95
Term debt	372,232	5,804	6.19	372,112	5,765	6.15	371,442	5,043	5.39
Total interest-bearing liabilities	12,721,680	99,749	3.11%	13,158,631	99,676	3.01%	11,980,032	39,481	1.31%
Noninterest-bearing Liabilities
Noninterest-bearing deposits	4,761,409			4,824,861			6,009,432
Accrued interest and other liabilities	344,945			366,905			264,941
Total noninterest-bearing liabilities	5,106,354			5,191,766			6,274,373
Equity	1,839,791			1,857,523			1,659,444
Total Liabilities and Equity	$19,667,825			$20,207,920			$19,913,849
Net interest income, fully tax-equivalent (non-GAAP)(1)(3)		$158,195			$147,908			$167,372
Net interest spread(1)			2.62%			2.32%			3.21%
Net interest income, fully tax-equivalent (non-GAAP) to total earning assets(1)(3)			3.52%			3.18%			3.65%
Interest-bearing liabilities to earning assets	71.25%			71.36%			65.91%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.
(2) Nonaccrual loans and loans held for sale are included in the average loans outstanding.
(3) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Year Ended
	December 31, 2023			December 31, 2022
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$5,723,603	$223,521	3.91%	$6,335,586	$169,544	2.68%
Nontaxable(1)	864,288	31,292	3.62	965,474	30,387	3.15
Total securities	6,587,891	254,813	3.87	7,301,060	199,931	2.74
Interest-bearing deposits with other banks and other short-term investments	136,964	7,007	5.12	216,786	3,125	1.44
Federal funds sold	38	3	7.89	192	11	5.73
Loans:(2)
Commercial and industrial(1)	3,566,610	236,532	6.63	3,070,890	140,310	4.57
PPP loans	5,797	69	1.19	50,464	6,884	13.64
Owner occupied commercial real estate	2,375,883	116,641	4.91	2,272,088	93,936	4.13
Non-owner occupied commercial real estate	2,517,645	147,528	5.86	2,196,922	99,202	4.52
Real estate construction	1,047,192	76,307	7.29	923,316	48,258	5.23
Agricultural and agricultural real estate	837,861	49,260	5.88	778,526	34,064	4.38
Residential mortgage	832,562	37,669	4.52	852,541	34,276	4.02
Consumer	503,763	36,522	7.25	464,084	23,058	4.97
Less: allowance for credit losses-loans	(111,016)	—	—	(105,735)	—	—
Net loans	11,576,297	700,528	6.05	10,503,096	479,988	4.57
Total earning assets	18,301,190	962,351	5.26%	18,021,134	683,055	3.79%
Nonearning Assets	1,751,814			1,600,705
Total Assets	$20,053,004			$19,621,839
Interest-bearing Liabilities
Savings	$9,043,067	$182,179	2.01%	$9,737,100	$46,623	0.48%
Time deposits	3,299,405	137,509	4.17	1,160,538	10,257	0.88
Borrowings	204,524	10,311	5.04	168,404	2,717	1.61
Term debt	372,129	22,560	6.06	371,879	16,823	4.52
Total interest-bearing liabilities	12,919,125	352,559	2.73%	11,437,921	76,420	0.67%
Noninterest-bearing Liabilities
Noninterest-bearing deposits	5,008,822			6,131,760
Accrued interest and other liabilities	299,369			203,412
Total noninterest-bearing liabilities	5,308,191			6,335,172
Equity	1,825,688			1,848,746
Total Liabilities and Equity	$20,053,004			$19,621,839
Net interest income, fully tax-equivalent (non-GAAP)(1)(3)		$609,792			$606,635
Net interest spread(1)			2.53%			3.12%
Net interest income, fully tax-equivalent (non-GAAP) to total earning assets(1)(3)			3.33%			3.37%
Interest-bearing liabilities to earning assets	70.59%			63.47%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.
(2) Nonaccrual loans and loans held for sale are included in the average loans outstanding.
(3) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Reconciliation of Annualized Return on Average Tangible Common Equity (non-GAAP)
Earnings available to common stockholders (GAAP)	$(72,375)	$46,078	$47,404	$50,763	$58,642
Plus core deposit and customer relationship intangibles amortization, net of tax(2)	1,229	1,240	1,309	1,364	1,410
Earnings available to common stockholders excluding intangible amortization (non-GAAP)	$(71,146)	$47,318	$48,713	$52,127	$60,052

Average common equity (GAAP)	$1,729,086	$1,746,818	$1,727,013	$1,655,860	$1,548,739
Less average goodwill	576,005	576,005	576,005	576,005	576,005
Less average core deposit and customer relationship intangibles, net	19,193	20,821	22,481	24,238	26,046
Average tangible common equity (non-GAAP)	$1,133,888	$1,149,992	$1,128,527	$1,055,617	$946,688
Annualized return on average common equity (GAAP)	(16.61)%	10.47%	11.01%	12.43%	15.02%
Annualized return on average tangible common equity (non-GAAP)	(24.89)%	16.32%	17.31%	20.03%	25.17%

Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)
Net Interest Income (GAAP)	$156,137	$145,756	$147,132	$152,212	$165,220
Plus tax-equivalent adjustment(1)	2,058	2,152	2,136	2,209	2,152
Net interest income, fully tax-equivalent (non-GAAP)	$158,195	$147,908	$149,268	$154,421	$167,372

Average earning assets	$17,853,957	$18,439,010	$18,523,552	$18,392,649	$18,175,838

Annualized net interest margin (GAAP)	3.47%	3.14%	3.19%	3.36%	3.61%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	3.52	3.18	3.23	3.40	3.65
Net purchase accounting discount amortization on loans included in annualized net interest margin	0.02	0.01	0.03	0.02	0.03

Reconciliation of Tangible Book Value Per Common Share (non-GAAP)
Common equity (GAAP)	$1,822,412	$1,714,825	$1,748,285	$1,718,700	$1,624,350
Less goodwill	576,005	576,005	576,005	576,005	576,005
Less core deposit and customer relationship intangibles, net	18,415	20,026	21,651	23,366	25,154
Tangible common equity (non-GAAP)	$1,227,992	$1,118,794	$1,150,629	$1,119,329	$1,023,191

Common shares outstanding, net of treasury stock	42,688,008	42,656,303	42,644,544	42,558,726	42,467,394
Common equity (book value) per share (GAAP)	$42.69	$40.20	$41.00	$40.38	$38.25
Tangible book value per common share (non-GAAP)	$28.77	$26.23	$26.98	$26.30	$24.09

Reconciliation of Tangible Common Equity Ratio (non-GAAP)
Tangible common equity (non-GAAP)	$1,227,992	$1,118,794	$1,150,629	$1,119,329	$1,023,191

Total assets (GAAP)	$19,411,707	$20,129,793	$20,224,716	$20,182,544	$20,244,228
Less goodwill	576,005	576,005	576,005	576,005	576,005
Less core deposit and customer relationship intangibles, net	18,415	20,026	21,651	23,366	25,154
Total tangible assets (non-GAAP)	$18,817,287	$19,533,762	$19,627,060	$19,583,173	$19,643,069
Tangible common equity ratio (non-GAAP)	6.53%	5.73%	5.86%	5.72%	5.21%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.
(2) Tax effect is calculated based on the respective periods’ year-to-date effective tax rate excluding the impact of discrete items.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Reconciliation of Adjusted Efficiency Ratio, fully tax-equivalent (non-GAAP)
Net interest income (GAAP)	$156,137	$145,756	$147,132	$152,212	$165,220
Tax-equivalent adjustment(1)	2,058	2,152	2,136	2,209	2,152
Fully tax-equivalent net interest income	158,195	147,908	149,268	154,421	167,372
Noninterest income	(111,801)	28,383	32,493	29,999	29,975
Securities (gains)/losses, net	140,007	114	314	1,104	153
Unrealized (gain) loss on equity securities, net	(75)	(13)	41	(193)	7
Valuation adjustment on servicing rights	—	—	—	—	—
Adjusted revenue (non-GAAP)	$186,326	$176,392	$182,116	$185,331	$197,507

Total noninterest expenses (GAAP)	$130,285	$111,053	$109,446	$111,043	$117,218
Less:
Core deposit and customer relationship intangibles amortization	1,611	1,625	1,715	1,788	1,841
Partnership investment in tax credit projects	3,573	1,136	154	538	3,247
(Gain) loss on sales/valuation of assets, net	2,072	108	(3,372)	1,115	2,388
Acquisition, integration and restructuring costs	4,365	2,429	1,892	1,673	2,442
FDIC special assessment	8,145	—	—	—	—
Core expenses (non-GAAP)	$110,519	$105,755	$109,057	$105,929	$107,300

Efficiency ratio (GAAP)	293.86%	63.77%	60.93%	60.94%	60.05%
Adjusted efficiency ratio, fully tax-equivalent (non-GAAP)	59.31%	59.95%	59.88%	57.16%	54.33%

Reconciliation of Annualized Ratio of Core Expenses to Average Assets (non-GAAP)
Total noninterest expenses (GAAP)	$130,285	$111,053	$109,446	$111,043	$117,218
Core expenses (non-GAAP)	110,519	105,755	109,057	105,929	107,300

Average assets	$19,667,825	$20,207,920	$20,221,511	$20,118,005	$19,913,849
Total noninterest expenses to average assets (GAAP)	2.63%	2.18%	2.17%	2.24%	2.34%
Core expenses to average assets (non-GAAP)	2.23%	2.08%	2.16%	2.14%	2.14%

Acquisition, integration and restructuring costs
Salaries and employee benefits	$1,425	$94	$93	$74	$424
Occupancy	1,092	—	—	—	—
Furniture and equipment	19	—	—	—	—
Professional fees	793	1,617	1,068	934	1,587
Advertising	28	178	222	122	95
Other noninterest expenses	1,008	540	509	543	336
Total acquisition, integration and restructuring costs	$4,365	$2,429	$1,892	$1,673	$2,442

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.
(2) Tax effect is calculated based on the respective periods’ year-to-date effective tax rate excluding the impact of discrete items.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Reconciliation of Adjusted Earnings
Net income/(loss)	$(70,363)	$48,091	$49,416	$52,776	$60,654
Loss from sale of securities	140,007	114	314	1,104	153
(Gain) loss on sales/valuation of assets, net	2,072	108	(3,372)	1,115	2,388
Acquisition, integration and restructuring costs	4,365	2,429	1,892	1,673	2,442
FDIC special assessment	8,145	—	—	—	—
Total adjustments	154,589	2,651	(1,166)	3,892	4,983
Tax effect of adjustments(2)	(36,638)	(628)	276	(922)	(1,166)
Adjusted earnings	$47,588	$50,114	$48,526	$55,746	$64,471

Preferred dividends	(2,012)	(2,013)	(2,012)	(2,013)	(2,012)
Adjusted earnings available to common stockholders	$45,576	$48,101	$46,514	$53,733	$62,459

Plus core deposit and customer relationship intangibles amortization, net of tax(2)	1,229	1,240	1,309	1,364	1,410
Earnings available to common stockholders excluding intangible amortization (non-GAAP)	$46,805	$49,341	$47,823	$55,097	$63,869

Reconciliation of Adjusted Annualized Return on Average Assets
Average assets	$19,667,825	$20,207,920	$20,221,511	$20,118,005	$19,913,849
Adjusted annualized return on average assets (non-GAAP)	0.96%	0.98%	0.96%	1.12%	1.28%

Reconciliation of Adjusted Annualized Return on Average Common Equity
Average common stockholders' equity (GAAP)	$1,729,086	$1,746,818	$1,727,013	$1,655,860	$1,548,739
Adjusted annualized average common equity (non-GAAP)	10.46%	10.92%	10.80%	13.16%	16.00%

Reconciliation of Adjusted Annualized Return on Average Tangible Common Equity
Average tangible common equity (non-GAAP)	$1,133,888	$1,149,992	$1,128,527	$1,055,617	$946,688
Adjusted annualized average tangible common equity (non-GAAP)	16.38%	17.02%	17.00%	21.17%	26.77%

Reconciliation of Adjusted Diluted Earnings Per Common Share
Weighted average shares outstanding-diluted	42,838,405	42,812,563	42,757,603	42,742,878	42,699,752
Adjusted diluted earnings per common share	$1.06	$1.12	$1.09	$1.26	$1.46

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.
(2) Tax effect is calculated based on the respective periods’ year-to-date effective tax rate excluding the impact of discrete items.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
Reconciliation of Annualized Return on Average Tangible Common Equity (non-GAAP)
Earnings available to common stockholders (GAAP)	$(72,375)	$58,642	$71,870	$204,130
Plus core deposit and customer relationship intangibles amortization, net of tax(2)	1,229	1,410	5,142	6,071
Earnings available to common stockholders excluding intangible amortization (non-GAAP)	$(71,146)	$60,052	$77,012	$210,201

Average common equity (GAAP)	$1,729,086	$1,548,739	$1,714,983	$1,738,041
Less average goodwill	576,005	576,005	576,005	576,005
Less average core deposit and customer relationship intangibles, net	19,193	26,046	21,667	28,912
Average tangible common equity (non-GAAP)	$1,133,888	$946,688	$1,117,311	$1,133,124
Annualized return on average common equity (GAAP)	(16.61)%	15.02%	4.19%	11.74%
Annualized return on average tangible common equity (non-GAAP)	(24.89)%	25.17%	6.89%	18.55%

Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)
Net Interest Income (GAAP)	$156,137	$165,220	$601,237	$598,236
Plus tax-equivalent adjustment(1)	2,058	2,152	8,555	8,399
Net interest income, fully tax-equivalent (non-GAAP)	$158,195	$167,372	$609,792	$606,635

Average earning assets	$17,853,957	$18,175,838	$18,301,190	$18,021,134

Annualized net interest margin (GAAP)	3.47%	3.61%	3.29%	3.32%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	3.52	3.65	3.33	3.37
Net purchase accounting discount amortization on loans included in annualized net interest margin	0.02	0.03	0.02	0.04

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.
(2) Tax effect is calculated based on the respective periods’ year-to-date effective tax rate excluding the impact of discrete items.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
Reconciliation of Efficiency Ratio (non-GAAP)
Net interest income (GAAP)	$156,137	$165,220	$601,237	$598,236
Tax-equivalent adjustment(1)	2,058	2,152	8,555	8,399
Fully tax-equivalent net interest income	158,195	167,372	609,792	606,635
Noninterest income	(111,801)	29,975	(20,926)	128,264
Securities (gains)/losses, net	140,007	153	141,539	425
Unrealized (gain) loss on equity securities, net	(75)	7	(240)	622
Valuation adjustment on servicing rights	—	—	—	(1,658)
Adjusted revenue (non-GAAP)	$186,326	$197,507	$730,165	$734,288

Total noninterest expenses (GAAP)	$130,285	$117,218	$461,827	$443,377
Less:
Core deposit and customer relationship intangibles amortization	1,611	1,841	6,739	7,834
Partnership investment in tax credit projects	3,573	3,247	5,401	5,040
(Gain) loss on sales/valuations of assets, net	2,072	2,388	(77)	(1,047)
Acquisition, integration and restructuring costs	4,365	2,442	10,359	7,586
FDIC special assessment	8,145	—	8,145	—
Core expenses (non-GAAP)	$110,519	$107,300	$431,260	$423,964
Efficiency ratio (GAAP)	293.86%	60.05%	79.58%	61.03%
Adjusted efficiency ratio, fully tax-equivalent (non-GAAP)	59.31%	54.33%	59.06%	57.74%

Reconciliation of Annualized Ratio of Core Expenses to Average Assets (non-GAAP)
Total noninterest expenses (GAAP)	$130,285	$117,218	$461,827	$443,377
Core expenses (non-GAAP)	110,519	107,300	431,260	423,964

Average assets	$19,667,825	$19,913,849	$20,053,004	$19,621,839
Total noninterest expenses to average assets (GAAP)	2.63%	2.34%	2.30%	2.26%
Core expenses to average assets (non-GAAP)	2.23%	2.14%	2.15%	2.16%

Acquisition, integration and restructuring costs
Salaries and employee benefits	$1,425	$424	$1,686	$1,404
Occupancy	1,092	—	1,092	—
Furniture and equipment	19	—	19	—
Professional fees	793	1,587	4,412	5,082
Advertising	28	95	550	382
Other noninterest expenses	1,008	336	2,600	718
Total acquisition, integration and restructuring costs	$4,365	$2,442	$10,359	$7,586

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
Reconciliation of Adjusted Earnings (non-GAAP)
Net income/(loss)	$(70,363)	$60,654	$79,920	$212,180
Loss from sale of securities	140,007	153	141,539	425
(Gain) loss on sales/valuation of assets, net	2,072	2,388	(77)	(1,047)
Acquisition, integration and restructuring costs	4,365	2,442	10,359	7,586
FDIC special assessment	8,145	—	8,145	—
Total adjustments	154,589	4,983	159,966	6,964
Tax effect of adjustments(2)	(36,638)	(1,166)	(37,912)	(1,567)
Adjusted earnings	$47,588	$64,471	$201,974	$217,577

Preferred dividends	(2,012)	(2,012)	(8,050)	(8,050)
Adjusted earnings available to common stockholders	$45,576	$62,459	$193,924	$209,527

Plus core deposit and customer relationship intangibles amortization, net of tax(2)	1,229	1,410	5,142	6,071
Earnings available to common stockholders excluding intangible amortization (non-GAAP)	$46,805	$63,869	$199,066	$215,598

Reconciliation of Adjusted Annualized Return on Average Assets
Average assets	$19,667,825	$19,913,849	$20,053,004	$19,621,839
Adjusted annualized return on average assets (non-GAAP)	0.96%	1.28%	1.01%	1.11%

Reconciliation of Adjusted Annualized Return on Average Common Equity
Average common stockholders' equity (GAAP)	$1,729,086	$1,548,739	$1,714,983	$1,738,041
Adjusted annualized average common equity (non-GAAP)	10.46%	16.00%	11.31%	12.06%

Reconciliation of Adjusted Annualized Return on Average Tangible Common Equity
Average tangible common equity (non-GAAP)	$1,133,888	$946,688	$1,117,311	$1,133,124
Adjusted annualized average tangible common equity (non-GAAP)	16.38%	26.77%	17.82%	19.03%

Reconciliation of Adjusted Diluted Earnings Per Common Share
Weighted average shares outstanding-diluted	42,838,405	42,699,752	42,791,795	42,630,703
Adjusted diluted earnings per common share	$1.06	$1.46	$4.53	$4.91

(2) Tax effect is calculated based on the respective periods’ year-to-date effective tax rate excluding the impact of discrete items.